UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2010
PECO II, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-31283	34-1605456

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1376 State Route 598, Galion, Ohio	44833

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 468-7600
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 5.01 Change in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.07 Submission of Matters to a Vote of Security Holders
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-99.1

Item 2.01 Completion of Acquisition or Disposition of Assets.
     As previously disclosed, on February 18, 2010, PECO II, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lineage Power Holdings, Inc. (“Lineage”), a Delaware corporation, and Lineage Power Ohio Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Lineage. On April 16, 2010, the Company completed its merger with Merger Sub, with the Company surviving the merger and becoming a wholly owned subsidiary of Lineage. Pursuant to the terms of the Merger Agreement, each share of common stock of the Company (other than shares held by the parties to the merger) was cancelled and converted into the right to receive $5.86 per share, without interest, and the Company’s employee stock purchase program was cancelled and each outstanding share issued thereunder converted into the right to receive $5.86 per share. On April 16, 2010, Lineage issued a press release announcing the consummation of the merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     Following completion of the merger, the Company notified Nasdaq Capital Market (“Nasdaq”) and requested that Nasdaq (i) suspend trading in the Company’s common stock and (ii) file with the Securities and Exchange Commission (“SEC”) an application on Form 25 to report that the Company’s common stock is no longer listed on Nasdaq. As a result, the Company’s common stock will no longer be listed on Nasdaq. The Company also intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that its common stock be deregistered and that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.
Item 5.01 Change in Control of Registrant
The information set forth above under Item 2.01 of this Form 8-K is incorporated herein by reference. The aggregate consideration paid in respect of the Company’s common stock was approximately $16,757,977. The aggregate consideration was funded by Lineage.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Following consummation of the merger, each of Craig A. Witsoe, Lloyd R. Sorenson, and Trenton D. Waterhouse became members of the Board of Directors (the “Board”) of the Company. The following individuals ceased to be members of the Board: John G. Heindel, Matthew P. Smith, R. Louis Schneeberger, James L. Green, Gerard B. Moersdorf, Jr., E. Richard Hottenroth, Thomas R. Thomsen, and Richard W. Orchard. Additionally, Mr. Heindel resigned as an officer of the Company, and Craig A. Witsoe was appointed Chief Executive Officer of the Company and Lloyd R. Sorenson was appointed Chief Financial Officer and Treasurer of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the consummation of the merger, the Company’s articles of incorporation were amended so that they read substantially in the form agreed to pursuant to the Merger Agreement, and the code of regulations of Merger Sub as in effect immediately prior to the merger became the code of regulations of the Company.
Item 5.07 Submission of Matters to a Vote of Security Holders.
A special meeting of shareholders of the Company was held on April 15, 2010. The meeting was held in order to vote upon the following proposals set forth in the Company’s definitive proxy statement, filed with the SEC on March 18, 2010: (i) to adopt the Merger Agreement and the merger and (ii) to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there were not sufficient votes at the time of the special meeting to adopt the Merger Agreement and the merger. The proposals were approved by the holders of a majority of the Company’s common stock. Results of the voting were as follows:
Proposal 1: Adoption of the Merger Agreement and the Merger

For	Against	Abstain	Broker Non-Votes
2,361,261	22,601	20	0
Proposal 2: Adjourn the Special Meeting

For	Against	Abstain	Broker Non-Votes
2,374,708	9,154	20	0
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Press Release issued April 16, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, Inc.
Date: April 16, 2010	By:	/s/ Craig A. Witsoe
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued April 16, 2010.